Exhibit 23.2

                              Western Minerals Inc.
                                  P.O. Box 3540
                                4590 Deodar Road
                            Silver Springs, NV 89429
                               Phone: 775-577-5393
                              jjmcleod@xplornet.com


Securities and Exchange Commission
450, 5th Street, NW
Washington, D.C. 20549

                                     CONSENT

I, James W. McLeod, P.Geo., am the author of a Report entitled "Review and. Recommendations, Ram 1-4 Mineral Claims, Lida Quadrangle Area,, Esmeralda County, Nevada USA", dated May 28, 2008 prepared for Mondas Minerals Corp. Corp.

This is to confirm that I consent to the filing of the Ram Mineral Claims Report with the US Securities and Exchange Commission.

I also consent to Mondas Minerals Corp. distributing copies of the Report to its shareholders or prospective investors, and to the disclosure of the Report on their website for electronic viewing.

Dated at Silver Springs, Nevada this 22nd day of December, 2009.


                                             /s/ James W. McLeod
                                             -----------------------------
                                             James W. McLeod
                                             Consulting Geologist